SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Sun Hydraulics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Form, Schedule or Registration Statement No.:

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April 18, 2003

Dear Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Sun Hydraulics Corporation. The Meeting will be held Saturday, June 7, 2003, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility located at 701 Tallevast Road, Sarasota, Florida 34243. A tour of the plant and refreshments will follow the Meeting.

     The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors and a proposal to ratify the appointment of the Company’s independent certified public accountants. We also will report on the progress of the Company and comment on matters of current interest.

     It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

     If your shares are held in street name by a bank, brokerage or other nominee, it will supply you with a proxy to be returned to it. It is important that you return the form to the nominee as quickly as possible so that the nominee may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     The Board of Directors and employees look forward to greeting you personally at the Meeting.

Sincerely,

/s/ Clyde G. Nixon

CLYDE G. NIXON Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Saturday, June 7, 2003

     Notice hereby is given that the Annual Meeting of Shareholders of Sun Hydraulics Corporation, a Florida corporation, will be held on Saturday, June 7, 2003, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243, for the following purposes:

1. To elect one Director to serve until the Annual Meeting in 2005 and three Directors to serve until the Annual Meeting in 2006, and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for the year 2003; and

3. To transact such other business as properly may come before the Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2002 Annual Report of the Company is enclosed. Shareholders of record at the close of business on April 15, 2003, are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage, your broker will supply you with a proxy to be returned to the brokerage. It is important that you return the form to the brokerage as quickly as possible so that the brokerage may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

By order of the Board of Directors,

/s/ Gregory C. Yadley

GREGORY C. YADLEY Secretary

Sarasota, Florida April 18, 2003

PROXY STATEMENT
ELECTION OF DIRECTORS
GOVERNANCE OF THE COMPANY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITOR FEES
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option Values
RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
OTHER BUSINESS
SHAREHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT AND PRESENTATION AT THE 2004 ANNUAL MEETING

SUN HYDRAULICS CORPORATION
1500 West University Parkway
Sarasota, Florida 34243

PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors and Management of Sun Hydraulics Corporation (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2003 Annual Meeting of Shareholders, which will be held on Saturday, June 7, 2003, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243 (the “Meeting”).

     Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy first has been mailed to shareholders is April 18, 2003.

     The close of business on April 15, 2003, has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of April 15, 2003, 6,451,278 shares of the Company’s Common Stock, par value $.001 per share, were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on April 15, 2003, on all matters that come before the Meeting. Directors shall be elected by a plurality of the shares represented, in person or by proxy, and entitled to vote at the Meeting. For all other matters, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting will be required to take action at the Meeting. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded.

ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine members. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of shareholders in the year in which their terms expire, and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death.

     The term of office of three of the Company’s current nine Directors, Allen J. Carlson, John S. Kahler and Robert E. Koski, will expire at the Meeting. The Board of Directors unanimously recommends that you vote “FOR” the reelection of Messrs. Carlson, Kahler and Koski to serve until the Company’s annual meeting in 2006, and until their respective successors are duly elected and qualified or until their earlier resignation, removal from office or death. Taco van Tijn, a director whose term expires in 2005, has informed the Board that he does not wish to complete his term. To replace Mr. van Tijn, the Board of Directors unanimously recommends that you vote “FOR” the election of Hirokatsu Sakamoto to serve until the Company’s annual meeting in 2005, and until his successor shall be duly elected and qualified or until his earlier resignation, removal from office or death.

     Shareholders may vote for up to three nominees for the class of Directors who will serve until the Company’s annual meeting in 2006 and for one nominee for the class of Directors who will serve until the Company’s annual meeting in 2005. Shareholders may not vote cumulatively in the election of Directors. Broker non-votes will be disregarded. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Robert E. Koski and Clyde G. Nixon, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

GOVERNANCE OF THE COMPANY

Directors and Executive Officers

     The following table sets forth the names and ages of the Company’s Directors, nominees for Director, and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position

Clyde G. Nixon	67	Chairman of the Board of Directors (term expiring in 2004)
Allen J. Carlson	52	President, Chief Executive Officer and Director (term expiring in 2003), Nominee for Director (term expiring in 2006)
Jeffrey Cooper	62	Engineering Manager
Richard J. Dobbyn	59	Chief Financial Officer
Peter G. Robson	58	General Manager, Sun Hydraulics Limited
Marc Bertoneche	56	Director (term expiring in 2004) and a member of the Audit Committee
John S. Kahler	63	Director (term expiring in 2003), Nominee for Director (term expiring in 2006) and a member of the Audit and Compensation Committees
Christine L. Koski	45	Director (term expiring in 2005)
Robert E. Koski	74	Director (term expiring in 2003), Nominee for Director (term expiring in 2006)
Ferdinand E. Megerlin	64	Director (term expiring in 2004) and a member of the Audit and Compensation Committees
Hirokatsu Sakamoto	59	Nominee for Director (term expiring in 2005)
Taco van Tijn	78	Director (term expiring in 2005) and a member of the Audit Committee
David N. Wormley	63	Director (term expiring in 2005) and a member of the Compensation Committee

     Mr. Nixon joined the Company in January 1988, and served as its President and Chief Executive Officer from November 1988 until May 2000, at which time he was named Chairman of the Board. From September 1985 to January 1988, he served as Vice President of Cross & Trecker Corporation and was President of Warner & Swasey Company, its wholly-owned subsidiary. From 1964 to 1985, he served in various management capacities with Brown & Sharpe Manufacturing Corporation, most recently as Vice President of its fluid power division and President of Double A Products Company, its wholly-owned subsidiary. Mr. Nixon is a graduate of Cornell University and the Harvard Business School, and is Past Chairman of the Board of the National Fluid Power Association. Mr. Nixon has over 34 years experience in the fluid power industry.

     Mr. Carlson joined the Company in March 1996 and served as Vice President from January 2000 until May 2000, when he was named President and Chief Executive Officer. From October 1977 to March 1996, Mr. Carlson held various engineering, marketing and management positions for Vickers Incorporated, a wholly-owned subsidiary of Trinova Corporation. He is a graduate of the Milwaukee School of Engineering and the Advanced Management Program at the Harvard Business School. Mr. Carlson has over 31 years experience in the fluid power industry.

     Mr. Cooper joined the Company in December 1990 as an engineer and has been Engineering Manager since September 1991. From August 1987 to December 1990, he was Engineering Manager, Mobile Valves, of Vickers, Incorporated, a wholly-owned subsidiary of Trinova Corporation, and from September 1979 to August 1986, he served as Vice President of Engineering for Double A Products Company. Mr. Cooper is an engineering graduate of Willesden College of Technology, London, England. Mr. Cooper has over 33 years experience in the fluid power industry.

     Mr. Dobbyn joined the Company in October 1995 and was named Chief Financial Officer in July 1996. From June 1995 to October 1995, Mr. Dobbyn served as the Controller of Protek Electronics. From July 1994 to June 1995, he served as the Fiscal Director of a non-profit child care agency. From September 1984 to July 1994, Mr. Dobbyn was Senior Vice President-Finance and Administration for Loral Data Systems, formerly Fairchild Weston Systems, a Schlumberger company. Mr. Dobbyn is a Certified Public Accountant and a graduate of Boston College.

     Mr. Robson has served as a Director of Sun Hydraulics Limited, Coventry, England, since May 1993, and has been employed by the Company as the General Manager of its United Kingdom operations since 1982. Mr. Robson is a Chartered Engineer and a graduate of Coventry University. Mr. Robson has over 35 years experience in the fluid power industry.

     Dr. Bertoneche holds a chair as Professor in Business Administration at the University of Bordeaux in France, and has been on the Faculty of INSEAD, the European Institute of Business Administration in Fontainebleau, France, for more than 20 years. He is a Visiting Professor at the Harvard Business School and also has taught at Northwestern University. Dr. Bertoneche has served as a Director of the Company since August 2001.

     Mr. Kahler is the President, CEO and a Director of Cincinnati Incorporated. Mr. Kahler has served in various management positions with Cincinnati Incorporated since 1989. He is a graduate of Carnegie-Mellon University and the Harvard Business School. Mr. Kahler has served as a Director of the Company since May 1998.

     Ms. Koski founded Koski Consulting Group, Inc. in June 2001 to work with start-up companies in the area of business strategy and marketing. In May 2001, Ms. Koski completed an Executive MBA degree from Southern Methodist University. From 1980 through 2001, Ms. Koski held various positions in sales, product management, purchasing, sales management, and international marketing management with Celanese A.G. or its former affiliates, including Celanese Ltd., Hoechst AG and Hoechst Celanese Chemical Group Ltd. Ms. Koski has served as a Director of the Company since May 2000.

     Mr. Koski is a co-founder of the Company and served as its Chairman of the Board from the Company’s inception in 1970 until his retirement as an executive officer in May 2000. He was also its

President and Chief Executive Officer from 1970 until November 1988. He is a graduate of Dartmouth College and past Chairman of the Board of the National Fluid Power Association. Mr. Koski has over 39 years experience in the fluid power industry, and has served as Chairman of the Fluid Power Systems and Technology Division of the American Society of Mechanical Engineers, and as a member of the Board of Directors of the National Association of Manufacturers.

     Dr. Megerlin retired in March 2003 as a member of the Executive Board of Linde AG and Chairman and Managing Director of the Linde Material Handling Division of Aschaffenburg, Germany. Prior to such time, he also was Chairman of Linde’s U.S. subsidiaries Linde Hydraulics Corp., Canfield, Ohio, and Linde Lift Truck Corp., Sommerville, South Carolina. Within VDMA, Germany’s association for mechanical and plant engineering, Dr. Megerlin formerly was Chairman and now serves as a member of the Executive Board of the German Fluid Power Association. He is a mechanical engineer and received his Dipl-Ing (M.S.) degree from the Technical University of Karlsruhe, Germany, and his Dr.-Ing. (Ph.D.) from TH Aachen, Germany. Dr. Megerlin has over 30 years of experience in the fluid power industry. Dr. Megerlin has served as a Director of the Company since May 1998.

     Mr. Sakamoto has been the President of Kawasaki Precision Machinery, Ltd. since October 2002. From April 2000 to September 2002, he served as the General Manager of the Precision Machinery Division of Kawasaki Heavy Industries Ltd., and from July 1998 through March 2000, he was Deputy General Manager of the Precision Machinery Division of Kawasaki Heavy Industries Ltd. Mr. Sakamoto has served in various management positions with Kawasaki Heavy Industries Ltd. since entering its engineering department in April 1968. He is a graduate of Kyoto Institute of Technology, and an executive board member of The Japan Fluid Power System Society since April 2002. Mr. Sakamoto has over 35 years of experience in the fluid power industry.

     Mr. van Tijn was called to the Bar at the Honourable Society of the Inner Temple as a Barrister of the High Court of Judicature of England in February 1957. He became an attorney (solicitor), and has practiced as such in London, England, since May 1977. In June 1998, he merged his law firm, Taco van Tijn- Solicitors with the London law firm Rooks Rider, which he assisted as a consultant until March 2002. Mr. van Tijn has been a Director of the Company since February 1989, and the principal statutory officer of Sun Hydraulik Holdings Limited since January 1991. He was appointed the principal statutory officer of Sun Hydraulics Ltd. from its incorporation in 1985. He served as the principal statutory officer under German law of Sun Hydraulik GmbH from inception through 2001.

     Dr. Wormley is the Dean of the Engineering School at Pennsylvania State University, where he has taught since 1992. He previously was a member of the engineering faculty at the Massachusetts Institute of Technology. Dr. Wormley has served as a Director of the Company since December 1992. He is an engineer and earned his Ph.D. from the Massachusetts Institute of Technology.

Committees of the Board of Directors

     The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee; instead, the entire Board of Directors functions as a Nominating Committee.

     The Audit Committee held four meetings in 2002. The functions of the Audit Committee are to appoint the independent public accountants of the Company, to establish the scope of and the fees for the prospective annual audit with the independent public accountants, to review the results thereof with the independent public accountants, to review and approve non-audit services of the independent public accountants, to review compliance with existing major accounting and financial policies of the Company, to review the adequacy of the financial organization of the Company, to review management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls, to review compliance with federal and state laws relating to accounting practices and to review and approve (with the concurrence of a majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties.

     The Compensation Committee reviews, approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, administers the Company’s stock option plans and carries out the responsibilities required by the rules of the Securities and Exchange Commission. The Committee met three times during 2002.

Director Compensation, Participation and Relationships

     Directors who are not officers of the Company are paid $2,500 for attendance at each meeting of the Board of Directors, as well as each meeting of each Board Committee on which they serve when the committee meeting is not held within one day of a meeting of the Board of Directors. Directors also are reimbursed for their expenses incurred in connection with their attendance at such meetings.

     The Board of Directors held three meetings during 2002. Each Director attended all of the meetings of the Board and of each committee of which he or she was a member in 2002.

     No family relationships exist between any of the Company’s Directors and executive officers, except that Ms. Koski is the daughter of Mr. Koski. There are no arrangements or understandings between Directors and any other person concerning service as a Director.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee in 2002 were John Kahler, Robert E. Koski, Ferdinand E. Megerlin, and David N. Wormley. Mr. Koski, who resigned from the Compensation Committee in March 2003, is an employee of the Company and formerly was an officer.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, except as noted below, all of them complied with the Section 16(a) filing requirements in 2002. A late Form 4 was filed by Robert C. Koski on February 10, 2003, which pertained to the sale of 1,000 shares on January 3, 2001, and Richard J. Dobbyn filed a late Form 4 on September 16, 2002, reporting the acquisition of 4,000 shares on November 9, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 22, 2002, the Company entered into a standby Stock Repurchase Agreement with the Koski Family Limited Partnership, which owns approximately 36% of the outstanding shares of the Company’s common stock. Robert E. Koski and Christine Koski are partners in the Koski Partnership and Directors of the Company. Under the Agreement, the Company agreed to purchase up to $2,250,000 worth of Company common stock from the Koski Partnership, at its request, on a one time basis, until

June 22, 2004. The repurchase would be at a per share price of either (i) $7.00 per share, or (ii) 15% less than the average closing price per share of the common stock for the 15 full trading days immediately preceding the closing date, whichever is lower.

     At March 31, 2003, the average closing price of Sun’s common stock for the previous 15 full trading days was $8.19 per share. A 15% discount from this price would result in a repurchase price per share of $6.96. At this price, the Company would repurchase 323,276 shares from the Koski Partnership for $2,250,000 in cash, if requested to do so. On the Company’s balance sheet, $2,250,000 has been transferred from Capital in Excess of Par into Redeemable Common Stock.

INDEPENDENT AUDITOR FEES

Audit Fees

     The Company incurred aggregate audit fees of $151,500 to PricewaterhouseCoopers LLP during fiscal year 2002. These fees were for professional services rendered for the audit of the Company’s consolidated financial statements, the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal year 2002, and the statutory audit of Sun Hydraulik Holdings Limited, Sun Hydraulics Corporation’s wholly-owned subsidiary for its European market operations, and Sun Hydraulics Limited, a wholly-owned subsidiary of Sun Hydraulik Holdings Limited. For fiscal year 2001, the comparable aggregate audit fees paid to PricewaterhouseCoopers LLP were $145,700.

Tax Fees

     During fiscal year 2002, the Company incurred aggregate fees of $41,000 to PricewaterhouseCoopers LLP for tax services, comprised primarily of domestic and foreign tax return preparation. The Company’s tax fees for fiscal year 2001 were $110,000, comprised primarily of tax consultation services in connection with a state sales tax audit.

     No other fees were paid by the Company to PricewaterhouseCoopers LLP for fiscal years 2002 or 2001 except as described above.

AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the following report shall not be deemed to be incorporated by reference into any prior filings nor future filings made by the Company under those statutes, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

     Each of the members of the Audit Committee is independent pursuant to Rule 4200(a)(15) of the NASDAQ National Market listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which was included as Appendix A to the Company’s Proxy Statement for the 2001 Annual Meeting of Shareholders.

     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to oversee the Company’s financial reporting activities. The Audit Committee selects the Company’s independent accountants and meets with them to review and approve the scope of their audit, report, recommendations and fees. The Audit Committee met four times during 2002.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 28, 2002, with the Company’s management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee has considered the provision of services by PricewaterhouseCoopers LLP covered in Audit Fees and All Other Fees above and has determined that such services are compatible with maintaining their independence from the Company.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John S. Kahler, Chairman	Ferdinand E. Megerlin
Marc Bertoneche	Taco Van Tijn

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 1, 2003, information as to the beneficial ownership of the Company’s Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for Director, (iii) each Named Executive Officer of the Company, and (iv) all Directors and executive officers of the Company as a group.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Class

Robert E. Koski(3)(4)(5)	2,588,921	40.1
Beverly Koski(3)(4)(5)	2,588,921	40.1
Christine L. Koski(3)	2,377,838	36.9
3525 Turtle Creek Boulevard #19B Dallas, Texas 75219
Robert C. Koski(3)(5)	2,374,543	36.8
315 Sycamore Street Decatur, Georgia 30030

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Class

Koski Family Limited Partnership	2,313,543	35.9
3525 Turtle Creek Boulevard #19B Dallas, Texas 75219
Thomas L. Koski(3)	2,313,543	35.9
Six New Street East Norwalk, Connecticut 06855
Royce & Associates, Inc.(6)	660,000	10.2
Royce Management Company Charles M. Royce
1414 Avenue of the Americas New York, NY 10019
Bradley S. Ferrell(7)	472,142	7.3
5086 Castlerock Way Naples, Florida 34112
Rutabaga Capital Management(8)	349,400	5.4
64 Broad Street Boston, MA 02109
Robert S. and Ann R. Ferrell(9)	323,537	5.0
5086 Castlerock Way Naples, Florida 34112
Clyde G. Nixon(10)	233,295	3.6
Peter G. Robson(11)	99,995	1.6
Jeffrey Cooper(12)	99,589	1.5
Richard J. Dobbyn(13)	55,109	*
Allen J. Carlson(14)	53,501	*
Taco van Tijn (15)	23,920	*
David N. Wormley(16)	3,940	*
John S. Kahler(17)	3,345	*
Marc Bertoneche	0	—
Ferdinand E. Megerlin	0	—
Hirokatsu Sakamoto	0	—
All Directors and Executive Officers as a Group (13 persons)	3,225,910	50.0

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the persons listed who own more than 5% of the Company’s Common Stock is 1500 West University Parkway, Sarasota, Florida 34243.

(2)	This column sets forth shares of the Company’s Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.

(3)	Includes 2,313,543 shares owned by the Koski Family Limited Partnership, over which Christine L. Koski, Robert C. Koski, Thomas L. Koski, Robert E. Koski and Beverly Koski share voting and investment power as the general partners in the Partnership. Christine L. Koski, Robert C. Koski and Thomas L. Koski are the adult children of Robert E. Koski and Beverly Koski.

(4)	Includes 141,216 shares owned by Beverly Koski and 107,162 shares owned by Robert E. Koski. Beverly Koski is the spouse of Robert E. Koski.

(5)	Includes 27,000 shares owned by the Koski Family Foundation, Inc., over which Robert E. Koski, Beverly Koski and Robert C. Koski share voting and investment power.

(6)	According to the Schedule 13G, filed February 5, 2003, by Royce & Associates, Inc. (“Royce”), Royce has sole voting and investment power with respect to the shares.

(7)	Includes 38,205 shares owned by Mr. Ferrell, over which Mr. Ferrell has sole voting and investment power, and 433,937 shares beneficially owned by Mr. Ferrell in his capacity as trustee of various trusts, over which Mr. Ferrell has shared voting and investment power.

(8)	According the Schedule 13G, filed February 20, 2003, by Rutabaga Capital Management (“Rutabaga), Rutabaga has sole voting and investment power with respect to the 349,400 shares.

(9)	Includes 197,625 shares owned by Bradley S. Ferrell, Trustee of Robert S. Ferrell Flint Trust, dated 06/16/98, 125,312 shares owned by Bradley S. Ferrell, Trustee of Ann R. Ferrell Flint Trust dated 06/16/98, and 600 shares owned individually by Ann R. Ferrell. Robert S. Ferrell is the spouse of Ann R. Ferrell.

(10)	Includes 161,546 shares subject to currently exercisable options and 29,522 shares in the Joan Nixon Trust.

(11)	Represents shares subject to currently exercisable options.

(12)	Represents shares subject to currently exercisable options and 4,000 shares of unvested restricted stock.

(13)	Includes 47,800 shares subject to currently exercisable options and 2,667 shares of unvested restricted stock.

(14)	Includes 44,400 shares subject to currently exercisable options and 4,000 shares of unvested restricted stock.

(15)	Includes 3,920 shares subject to currently exercisable options, 2,500 shares owned by Mr. van Tijn’s spouse, and 15,000 shares owned by Taco van Tijn Settlement, of which Mr. van Tijn and his spouse have a life interest.

(16)	Includes 2,940 shares subject to currently exercisable options.

(17)	Includes 500 shares owned by Mr. Kahler’s spouse and 2,345 shares owned in trust, of which Mr. Kahler’s spouse is one of the trustees and a beneficiary.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services in all capacities to the Company’s Chief Executive Officer and each of its four most highly compensated executive officers who earned more than $100,000 from the Company in 2002 under the rules of the Securities and Exchange Commission (the “Named Executive Officers”).

Summary Compensation Table

			Long Term Compensation

				Securities	Other Annual
Name and			Restricted	Underlying	Compen-
Principal Position	Year	Salary	Stock	Options/SARs (#)	sation (1)

Clyde G. Nixon	2002	$191,667	—		$16,322	(2)
Chairman of the	2001	197,500	—		15,060	(2)
Board of Directors	2000	205,200	—		19,816	(2)
Allen J. Carlson	2002	$173,250	$32,600		$9,491
President and Chief Executive	2001	177,975	—		9,305
Officer	2000	157,500	—		10,230
	2002	$138,233	$32,600		$10,558
Jeffrey Cooper	2001	141,570	—		10,325
Engineering Manager	2000	138,100	—		14,677
	2002	$135,333	$—		$8,212
Richard J. Dobbyn	2001	138,600	29,200		7,326
Chief Financial Officer	2000	130,000	—		9,560
Peter G. Robson	2002	$108,122	—		$22,737
General Manager,	2001	108,122	—		21,521
Sun Hydraulics Limited	2000	102,866	—		18,390

(1)	Except as otherwise noted, reflects primarily contributions made by the Company on behalf of the employee to the Company’s 401(k) plan and excess life insurance premiums.

(2)	Includes dues of $750.

Option/SAR Grants in Last Fiscal Year

     There were no Option/SAR grants in 2002 to the Company’s Chief Executive Officer or any of its four most highly compensated executive officers who earned more than $100,000 from the Company in 2002 under the rules of the Securities and Exchange Commission (the “Named Executive Officers”).

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of	Value of Unexercised
			Securities Underlying	in-the-Money
			Unexercised Options/SARs	Options/SARs
	Shares Acquired on		at Fiscal Year-End (#)	at Fiscal Year-End ($)
Name	Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable (1)
(a)	(b)	(c)	(d)	(e)

Clyde G. Nixon	—	—	161,546/12,000	$837,535/97,800
Allen J. Carlson	—	—	40,400/19,600	$166,260/127,140
Jeffrey Cooper	—	—	91,589/5,200	$362,585/9,780
Richard J. Dobbyn	—	—	45,800/3,200	$6,520/9,780
Peter G. Robson	—	—	99,995/3,000	$471,771/24,450

(1)	Based upon the December 28, 2002, closing stock price of $8.15 per share, as reported on the Nasdaq National Market.

     The following Report of the Compensation Committee and the information under the heading Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

Report of the Compensation Committee

     Pursuant to the Compensation Committee Charter approved by the Board of Directors on March 3, 2001, the Compensation Committee oversees the Company’s compensation program. The goals of the Company’s compensation program are to attract, retain, motivate and reward highly qualified management personnel and to provide them with long-term career opportunities. The Company’s compensation philosophy is to provide its executives with a competitive total compensation package which motivates superior job performance, the achievement of the Company’s business objectives, and the enhancement of shareholder value.

     Compensation of the Company’s executive officers is reviewed annually by the Board of Directors and the Compensation Committee. Changes proposed for these employees are evaluated and approved by the Compensation Committee on an individual basis. The Company’s general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, although the Company does not attempt to meet salary levels of such companies. Instead, the Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive’s experience and past and potential contributions to the Company. To assist in determining appropriate overall compensation, the Compensation Committee reviews information regarding revenues, income, and executive compensation for other public manufacturing companies.

     Stock option grants and restricted stock awards to employees of the Company, including the Chief Executive Officer, are made at the discretion of the Compensation Committee pursuant to the Company’s 1996 Stock Option Plan and 2001 Restricted Stock Plan, respectively. Factors and criteria to be used by the Compensation Committee in the award of stock options include individual responsibilities, individual performance and direct and indirect contributions to the profitability of the Company.

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to a corporation’s key executive officers unless certain requirements are met. One of the requirements imposed under regulations promulgated by the Internal Revenue Service is that the corporation’s compensation committee be comprised solely of “disinterested directors.” Not all of the Directors serving on the Company’s Compensation Committee are disinterested under those regulations. However, given the Company’s compensation program and historic compensation levels, the Company does not believe the limitation on deductibility will have a material effect on the Company. The Company intends to monitor the effect of the Section 162(m) regulations and take steps in the future as might be appropriate.

COMPENSATION COMMITTEE

David N. Wormley, Chairman
John S. Kahler
Ferdinand E. Megerlin

Peformance Graph

     The following graph compares cumulative total return among Sun Hydraulics Corporation, the Nasdaq Stock Market Index (U.S.) and a peer group from December 31, 1997, to December 31, 2002, assuming $100 invested in each on December 31, 1997. Total return assumes reinvestment of any dividends for all companies considered within the comparison. The stock price performance shown on the graph above is not necessarily indicative of future price performance. Companies in the peer group are Denison International plc, Moog Inc., The Oilgear Company and Sauer-Danfoss, Inc. Sauer-Danfoss, Inc. began reporting as a publicly-held company in 1998.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG SUN HYDRAULICS CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

* $100 invested on 12/31/97 in stock or index, including reinvestment of dividends.

	12/97	12/98	12/99	12/00	12/01	12/02
Sun Hydraulics Corporation	$100	$70	$56	$58	$69	$74
Peer Group	$100	$79	$69	$77	$75	$84
Nasdaq Stock Market (U.S.)	$100	$141	$252	$157	$125	$86

Note:	The stock price performance shown on the graph above is not necessarily indicative of future price performance.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee has engaged the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Audit Committee has appointed PricewaterhouseCoopers LLP to report upon the 2003 financial statements of the Company, subject to ratification of such appointment by the shareholders at the Meeting. Shareholder ratification of the Company’s independent certified public accountants is not required by the Company’s Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote “FOR” such ratification. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Audit Committee.

OTHER BUSINESS

     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE 2004 PROXY STATEMENT
AND PRESENTATION AT THE 2004 ANNUAL MEETING

     Under SEC Rule 14a-8, in order for a shareholder proposal to be included in the Company’s Proxy Statement for the 2004 Annual Meeting, and under the Company’s Bylaws, for a matter to be considered at such meeting (other than the election of Directors), the shareholder proposal, together with certain other information specified in the Bylaws, must be submitted no later than December 19, 2003. To be timely, shareholder nominations for Directors must be received, together with certain other information specified in the Bylaws, at least 60 days, but not more than 90 days, prior to the meeting date. Shareholder proposals and Director nominations should be submitted in writing to Gregory C. Yadley, Secretary, at 1500 West University Parkway, Sarasota, Florida 34243. A copy of the Company’s Bylaws will be provided upon request in writing to the Secretary.

By Order of the Board of Directors,

/s/ Gregory C. Yadley

GREGORY C. YADLEY Secretary

Dated: April 18, 2003

SUN HYDRAULICS CORPORATION
1500 West University Parkway
Sarasota, FL 34243

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 7, 2003.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, having received notice of the Annual Meeting of Shareholders of Sun Hydraulics Corporation to be held at 10:00 a.m., Eastern Daylight Savings Time, on Saturday, June 7, 2003, hereby designates and appoints Robert E. Koski and Clyde G. Nixon, and each of them with authority to act without the other, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of Sun Hydraulics Corporation that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

1.	Election of Allen J. Carlson, John S. Kahler and Robert E. Koski as Directors for a three-year term ending in 2006 and for Hirokatsu Sakamoto as a Director for a two-year term ending in 2005;

☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided to the right.)

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Certified Public Accountants of the Corporation;

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

(see reverse side)

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

    The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

Check appropriate box indicate changes below: Address Change? ☐ Name Change? ☐	Date

Date

Signature(s) in Box

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such